UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Amendment No. 5

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BGFT	OTC Market Pink

BIGFOOT PROJECT INVESTMENTS INC.

(Name of Registrant as Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Series A Preferred Stock, $0.001 par value per share, Common Stock, $0.001 par value per share

(2)	Aggregate number of securities to which transaction applies: N/A.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $0

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

DEFINTIVE INFORMATION STATEMENT

OF

LORD GLOBAL CORPORATION

fka

BIGFOOT PROJECT INVESTMENTS INC.

4041 East Sunset Blvd

Henderson, CA 89014

(816) 304-2686

This Notice and Information Statement replaces the Notice and Information Statement dated December 9, 2019, August 3, 2018, December 12, 2017 and November 21, 2016.

To Our Stockholders:

On December 13, 2019, the Board of Directors of Bigfoot Project Investments Inc. (the “Company” or “Registrant”) unanimously authorized and approved a 100,000-for-1 reverse split of the issued and outstanding shares of the Company’s common and Series A Preferred stock, par value $0.001 (the “Shares” or “Issued Stock”), including Shares of Common Stock reserved for issuance. At the effective time of the reverse stock split, every 100,000 shares of issued and outstanding common stock will be converted into 1 share of common stock and every 100,000 shares of Series A Preferred stock will be converted into 1 share of Series A Preferred stock, and the authorized shares of common stock will be reduced from 20,000,000,000 to 1,000,000,000 shares. As soon as practicable after such date, the Corporation shall request in writing the holders of its Preferred Series A Stock and Common Stock outstanding as of the effective date of this amendment to surrender certificates representing the Corporation’s Preferred Series A and/or Common Stock to the Corporation and each such shareholder shall receive upon such surrender a stock certificate or certificates to evidence and represent the number of shares of post reverse split Preferred Series A Stock and/or Common Stock to which such shareholder is entitled after this reverse split. Fractional shares resulting from the reverse stock split shall not be issued but shall be rounded up to the next highest round number.

On December 16, 2019, the Company filed with the state of Nevada the necessary paperwork to effect the approved 100,000-for-1 reverse stock split of the issued and outstanding common and Series A Preferred stock, par value $0.001.

On December 30, 2019, the Company filed with the state of Nevada the necessary paperwork to designate Series F Preferred and Series T Preferred stock, par value $0.001.

On December 31, 2019, the Company filed with the state of Nevada the necessary paperwork to authorize the name change from Bigfoot Project Investments Inc. to Lord Global Corporation, and to apply for a new ticker symbol.

NOTICE OF WRITTEN CONSENT TO ACTION BY STOCKHOLDERS

December 30, 2019

This notice and the accompanying Information Statement is being furnished to the stockholders of Bigfoot Project Investments Inc., a Nevada corporation (the “Company” or “us” or “we” or “our”), with respect to a written consent to action received on December 31, 2019 from the holders of 76.2% of the voting power (322,000,000 shares issued and outstanding of Preferred Series A) 24 votes per share and 4,500,800,000 issued and outstanding shares of the Company’s Common Stock adopting resolutions approving the following corporate actions:

1.	To decrease the authorized shares of common stock pursuant to Section 78.207 of the Nevada Revised Statutes;

2.	To amend and restate the Company’s Articles of Incorporation as set forth in the Amended and Restated Articles of Incorporation attached to and forming a part of the accompanying Information Statement (the “Amended and Restated Articles”); and

The Amended and Restated Articles include the addition of certain provisions to define four classes of stock to be designated, respectively, “Common Stock” and “Preferred Series A Stock, Preferred Series F Stock and Preferred Series T Stock.” The total number of shares that the Corporation is authorized to issue is 1,000,000,000 (one Billion) shares. 900,000,000 (nine hundred million) shares shall be Common Stock, par value $0.001 per share, and - 22,500,000 (Twenty-two million five hundred thousand) shares Preferred Series A Convertible Super Voting 0.001 par value, 40,000,000 (Forty million) shares Preferred Series F Convertible 0.001 par value, and 37,500,000 (Thirty-seven million five hundred thousand) shares Preferred Series T Convertible 0.001 par value.

Only Company stockholders of record at 9:00 a.m. PST on December 9, 2019 are entitled to receive the accompanying Information Statement.

The Amended and Restated Articles will become effective on the earlier of (i) 21 days from the date the accompanying Information Statement is first mailed to the stockholders or (ii) such later date as approved by our Board of Directors, in its sole discretion. The Amended and Restated Articles will become effective upon the effective date of their filing with the Nevada Secretary of State as set forth therein.

Your vote or consent is not requested or required, and our Board of Directors is not soliciting your proxy. Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve these matters.

The accompanying Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Joseph Cellura, CEO

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

LORD GLOBAL CORPORATION

fka

BIGFOOT PROJECT INVESTMENTS INC.

4041 East Sunset Blvd

Henderson, NV 89014

(816) 304-2686

INFORMATION STATEMENT

Date first mailed to stockholders: December 30, 2019

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

INTRODUCTION

This information statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Bigfoot Project Investments Inc., a Nevada corporation (the “Company” or “us” or “we” or “our”), solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the outstanding shares of our Common Stock have executed a written consent to action approving certain corporate actions described herein.

The proposed corporate actions were approved by resolutions of our Board of Directors on December 13, 2019 and December 30, 2019. In order to eliminate the costs and management time involved in holding a special meeting, and in order to affect the proposed corporate actions as quickly as possible, our Board of Directors resolved to proceed with the corporate actions by obtaining a written consent to action from stockholders holding a majority of the restricted stock voting power of the Company.

This Information Statement is dated December 31, 2019 and is first being mailed to stockholders on or about December 31, 2019. Only stockholders as presented on the shareholder list received from Action Stock Transfer of record at 9:00 a.m. PST on December 9, 2019 (the “Record Date”) are entitled to receive this Information Statement.

INFORMATION CONCERNING THE PROPOSED CORPORATE ACTIONS

There are several key substantive differences between the current Articles of Incorporation of the Company and the Amended and Restated Articles, as follows:

1.	PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

Our Board of Directors has determined that due to the expanded purpose and mission of the company it is expedient to designate a name that better reflects the ongoing mission of the company. Therefore, the name of the corporation is changed to Lord Global Corporation.

Our Board of Directors has determined that the current Articles of Incorporation of the Company are inadequate for our current and anticipated future needs. Therefore, on December 31, 2019, the Board of Directors resolved that it would be in the best interests of the Company and its stockholders to amend and restate the Articles of Incorporation of the Company in the form of the Amended and Restated Articles of Incorporation attached hereto (the “Amended and Restated Articles”).

(i) DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

ARTICLE IV, Section A of the Amended and Restated Articles provides that the Company is authorized to issue four classes of stock to be designated, respectively, “Common Stock” and “Preferred Series A Stock”, “Preferred Series F Stock” and “Preferred Series T Stock.” The total number of shares that the Corporation is authorized to issue is 1,000,000,000 (one Billion) shares. 900,000,000 (nine hundred million) shares shall be Common Stock, par value $0.001 per share, and - 22,500,000 (Twenty-two million five hundred thousand) shares Preferred Series A Convertible Super Voting 0.001 par value, 40,000,000 (Forty million) shares Preferred Series F Convertible 0.001 par value, and 37,500,000 (Thirty-seven million five hundred thousand) shares Preferred Series T Convertible 0.001 par value.

This decrease in the total number of authorized but unissued shares of Common Stock will provide the Company with a better capital structure to enable it to undertake financing transactions in which the Company may employ its Common Stock and/or Preferred Stock (if available for issuance), including transactions to raise working capital through the sale of Common Stock and/or Preferred Stock. The Company’s Board of Directors is of the view that the number of shares of Common Stock currently authorized was over extended and was and had a detrimental effect on the market price of the stock. The Board of Directors also considers it desirable that the Company have the flexibility to issue an additional amount of Common Stock and to issue, when and where appropriate or necessary, Preferred Stock (if available for issuance), without further stockholder action, unless otherwise required by law or other regulations. The reduction in authorized shares of Common Stock will enhance the Company’s flexibility in connection with public or private offerings, conversions of convertible securities, issuances of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes, and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities then may be listed. Management of the Company is at all times investigating additional sources of financing that the Board of Directors believes will be in the Company’s best interests and in the best interests of the stockholders of the Company.

(ii) AUTHORIZE OUR BOARD OF DIRECTORS TO ESTABLISH ADDITIONAL CLASSES OF PREFERRED STOCK

ARTICLE IV, Section A of the Amended and Restated Articles provides that the Company is authorized to issue 100,000,000 shares of Preferred Stock, par value $0.001 per share. Upon the effective date of the filing of the Amended and Restated Articles with the Nevada Secretary of State, ARTICLE IV, Section A of the Amended and Restated Articles in effect will and “Preferred Series A Stock”, “Preferred Series F Stock” and “Preferred Series T Stock.” The total number of shares that the Corporation is authorized to issue is 1,000,000,000 (one Billion) shares. 900,000,000 (nine hundred million) shares shall be Common Stock, par value $0.001 per share, and - 22,500,000 (Twenty-two million five hundred thousand) shares Preferred Series A Convertible Super Voting 0.001 par value, 40,000,000 (Forty million) shares Preferred Series F Convertible 0.001 par value, and 37,500,000 (Thirty-seven million five hundred thousand) shares Preferred Series T Convertible 0.001 par value.

ARTICLE IV, Section B of the Amended and Restated Articles provides that the Preferred Stock authorized by the Amended and Restated Articles may be issued from time to time in one or more series and authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. ARTICLE IV, Section B of the Amended and Restated Articles also provides that, subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in the Company’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. ARTICLE IV, Section B of the Amended and Restated Articles also provides that, subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding, and that, in case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series. In substance, these provisions are not materially different from the authorized capital stock provisions in effect as set forth in the current Articles of Incorporation of the Company. However, these provisions provide more specific details about our Board of Directors’ general blank check authority to designate and issue series of Preferred Stock, which general blank check authority was already provided in the current Articles of Incorporation of the Company.

These provisions of the Amended and Restated Articles give the Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders. These provisions of the Amended and Restated Articles provide the Company increased financial flexibility in meeting future capital requirements by providing another type of security in addition to the Company’s Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, the issuance of Preferred Stock in exchange for cash as a means of obtaining capital for use by the Company or as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While shares of Preferred Stock authorized by the Amended and Restated Articles may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by such Preferred Stock outweighs such possible disadvantages. To the extent that the Preferred Stock authorized by the Amended and Restated Articles may have anti-takeover effects, the Preferred Stock could encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves the Company’s stockholders’ interests.

The issuance of shares of Series A Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Series A Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of Series A Preferred Stock could adversely affect the voting and other rights of the holders of Common Stock.

The Company may issue shares of Common Stock as a dividend in respect of shares of Series A Preferred Stock or any particular series of Preferred Stock without the approval of the holders of the Common Stock. Any such issuance could be dilutive to the value or market price of the Common Stock.

(iv) AUTHORIZE OUR BOARD OF DIRECTORS TO CREATE AND ISSUE RIGHTS TO PURCHASE SECURITIES

ARTICLE V of the Amended and Restated Articles authorizes our Board of Directors, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Company, rights entitling the holders thereof to purchase from the Company shares of stock or other securities of the Company or any other corporation. ARTICLE V of the Amended and Restated Articles provides that the times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. ARTICLE V of the Amended and Restated Articles provides that the authority of the Board of Directors with respect to such rights will include, but not be limited to, determination of the following: (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights; (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Company; (c) provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Company, a change in ownership of the Company’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Company or any stock of the Company, and provisions restricting the ability of the Company to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Company under such rights; (d) provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Company the right to exercise such rights and/or cause the rights held by such holder to become void; (e) provisions that permit the Company to redeem or exchange such rights; and (f) the appointment of a rights agent with respect to such rights. The creation or issuance of any or all of such rights could have anti-takeover ramifications.

(v) PROVIDE FOR THE LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

ARTICLE VII of the Amended and Restated Articles contains provisions relating to the limitation of liability of the directors and officers of the Company. They generally provide that the personal liability of the directors and officers of the Company is eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same exist or later may be amended. In addition, they provide that no director or officer of the Company will be liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. ARTICLE VII of the Amended and Restated Articles provides that no amendment, modification or repeal of the limitation of liability provisions contained in ARTICLE VII of the Amended and Restated Articles applies to or has any effect on the liability or alleged liability of any director or officer of the Company for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

(vi) PROVIDE FOR THE INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VIII of the Amended and Restated Articles contains substantial provisions relating to indemnification. They generally provide that the Company, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may be amended (but in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such laws permitted the Company to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Company or at the request of the Company as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, the Amended and Restated Articles or any agreement with the Company) reasonably incurred or suffered by such person in connection therewith. ARTICLE VIII of the Amended and Restated Articles also provides that the Company may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Company, and to persons who are serving or did serve at the request of the Company as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Company pursuant to the provisions of ARTICLE VIII of the Amended and Restated Articles. In substance, the indemnification provisions set forth in ARTICLE VIII of the Amended and Restated Articles are not materially different from the indemnification provisions in effect as set forth in the current Articles of Incorporation of the Company, except insofar as they are broader in scope and application (e.g., by providing authority that the Company may provide indemnification to employees and agents of the Company with the same scope and effect as provided to the directors and officers of the Company, which authority is not provided in the indemnification provisions in effect as set forth in the current Articles of Incorporation of the Company).

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSALS

As described in more detail above, the Amended and Restated Articles will result in an increase in the number of authorized but unissued shares of our Preferred Stock and Common Stock. Under certain circumstances this could have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase of the number of authorized but unissued shares of our Preferred Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempt, the effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at a higher price than may be available in a takeover attempt or under a merger proposal. Furthermore, the effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position and place it in a better position to resist changes that stockholders may desire to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors did not approve the Reverse Split with the intent that the Reverse Split be used as a type of anti-takeover device, and the Board of Directors did not approve the increase in the number of authorized but unissued shares of our Preferred Stock with the intent that such increase be used as a type of anti-takeover device.

In addition to the potential anti-takeover effects of an effective increase in the number of authorized but unissued shares of our Common Stock and/or the increase in the number of authorized but unissued shares of our Preferred Stock, certain provisions of the Amended and Restated Articles also could be used by management of the Company to prevent, delay or defer a transaction that might provide an above-market premium that is favored by a majority of the independent stockholders without further vote or action by the stockholders.

As described in more detail above, ARTICLE IV, Section B of the Amended and Restated Articles provides that the Preferred Stock authorized by the Amended and Restated Articles may be issued from time to time in one or more series and authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The issuance of Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Board of Directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock also could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company and effectively delay or prevent a change in control without further action by the stockholders.

Also as described in more detail above, ARTICLE V of the Amended and Restated Articles authorizes our Board of Directors, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Company, rights entitling the holders thereof to purchase from the Company shares of stock or other securities of the Company or any other corporation. The creation or issuance of any or all of such rights could have anti-takeover ramifications similar to those described in the preceding paragraph.

While the aforementioned provisions of the Amended and Restated Articles may be deemed to have possible anti-takeover effects, their approval and adoption was not prompted by any specific takeover threat currently perceived by management, and neither our management nor our Board of Directors views any provision of the Amended and Restated Articles as an anti-takeover mechanism. Except for the potential effects of the aforementioned provisions, there are no anti-takeover provisions in the Amended and Restated Articles, the Bylaws or other governing documents of the Company, and the Board of Directors currently has no plan to adopt any proposal or to enter into any other arrangement that may have material anti-takeover consequences.

APPROVAL OF THE PROPOSED CORPORATE ACTIONS

Under Section 78.2055(1) of the Nevada Revised Statutes, the Board of Directors may decrease the number of issued and outstanding shares without decreasing the number of authorized shares if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and (b) the proposal is approved by the vote of stockholders holding a majority of the voting power.

Under Section 78.2055(3) of the Nevada Revised Statutes, if a proposed decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference, or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the decrease, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the adversely affected class or series.

Under Section 78.390(1) of the Nevada Revised Statutes, every amendment to the Company’s Articles of Incorporation must first be adopted by a resolution of the Board of Directors and must then be approved by stockholders entitled to vote on any such amendment. Under Section 78.390(1) of the Nevada Revised Statutes and the Company’s Bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation.

Under Section 78.390(2) of the Nevada Revised Statutes, if any amendment to the Company’s Articles of Incorporation would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof.

Pursuant to Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in the Company’s Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Under Section 78.320 of the Nevada Revised Statutes, an action authorized by written consent does not require a meeting of stockholders to be called or notice thereof to be given.

Our Board of Directors adopted resolutions on the Record Date setting forth for approval by stockholders the proposed corporate actions. At that time, the Company’s authorized capital consisted of 20,000,000,000 shares which was allocated to 500,000,000 shares of Series A Preferred Stock and 19,500,000,000 shares of Common Stock, $0.001 par value per share, of which 322,000,000 shares of Series A Preferred Stock and 8,796,721,913 shares were issued and outstanding.

On the Record Date, the voting Company’s stockholders on record held 322,000,000 shares of Series A Preferred stock with voting power of 24 votes per share and 4,500,820,000 shares of Common Stock, representing 74% of the voting power of our stockholders holding Common Stock and Preferred Stock. All of these stockholders voted in favor of the proposed corporate actions by written consent on the Record Date. Such vote constituted approval of the proposed corporate actions by 74% of the voting power of the capital stock. Since these stockholders had sufficient voting power to approve the corporate actions through their ownership of capital stock of the Company, no consent or approval of the corporate actions by any other stockholder was solicited.

The Company has obtained all necessary corporate approvals in connection with the proposed corporate actions, and your consent is not required and is not being solicited in connection with the approval of the corporate actions. No vote or other action is requested or required on your part.

EFFECTIVE DATE

The proposed corporate actions will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders or (ii) such later date as approved by our Board of Directors, in its sole discretion. The Amended and Restated Articles will become effective upon the effective date of the filing with the Nevada Secretary of State of a Certificate to Accompany Restated Articles or Amended and Restated Articles (the “Certificate of Amended and Restated Articles”) as set forth therein with the Amended and Restated Articles attached thereto (the “Effective Date”) pursuant to Section 78.403 of the Nevada Revised Statutes. The Board of Directors may revoke any proposed corporate action before it is acted on without further approval of the stockholders if the Board of Directors determines that the action no longer is in the best interests of the Company and its stockholders.

DISSENTERS’ RIGHTS

Neither the Articles of Incorporation of the Company, nor the Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the aforementioned corporate actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth sets forth information regarding the number of shares of Common Stock beneficially owned on the Record Date, by:

●	each person who is known by us to beneficially own 5% or more of the Common Stock;
●	each of our directors and named executive officers; and
●	all of our directors and executive officers, as a group.

Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes shares subject to options to purchase our Common Stock exercisable within 60 days after the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to their shares.

Name and Address of Stockholders*	Shares Beneficially Owned	Percentage Ownership**

SERIES A PREFERRED STOCK
Joseph Cellura, CEO, Dir.	322,000,000	100%
Series A Preferred voting rights equal 12,000,000,000 shares of common stock

COMMON STOCK
Lord Global Corporation	4,500,820,000	51.16%
Sara Reynolds, CFO, Dir.	115,823,000	1.32%
Officers and Directors as a Group	384,653,000	52.48%

*Each stockholder’s address is c/o Lord Global Corporation fka Bigfoot Project Investments Inc. 4041 East Sunset Blvd. Henderson, NV 89014.

**Percent of class is calculated on the basis of the number of shares outstanding on December 31, 2019 (8,796,721,903).

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company’s directors or officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed corporate actions that is not shared by all other holders of the Company’s capital stock. Our Board of Directors and majority stockholders approved the proposed corporate actions on the Record Date. No other security holder entitled to vote at a stockholders’ meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board of Directors.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders also may address future requests regarding delivery of Information Statements and annual reports by contacting us at the address noted above.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of such reports, statements or other information that the Company files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please telephone the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings with the Securities and Exchange Commission also are available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

January 7, 2020	By Order of the Board of Directors

/s/ Joseph Cellura
	Name:	Joseph Cellura
	Title:	Chief Executive Officer, Director

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BIGFOOT PROJECT INVESTMENTS INC.,

a Nevada corporation

ARTICLE I

The name of the corporation is Lord Global Corporation (the “Corporation”).

ARTICLE II

The name of the Corporation’s commercial registered agent in the State of Nevada is Parasec located at 318 N Carson Street #208, Carson City, NV 89701.

ARTICLE III

The Corporation may engage in any lawful activity.

ARTICLE IV

Classes of Stock. The Corporation is authorized to issue four classes of stock to be designated, respectively, “Common Stock”, “Preferred Series A Convertible Stock”, “Preferred Series F Convertible Stock” and “Preferred Series T Convertible Stock”; that total number of shares of capital stock that the Corporation is authorized to issue is 1,000,000,000 (one billion) shares, 900,000,000 (nine hundred million) shares of which shall be Common Stock, par value $0.001 per share, and - 22,500,000 (Twenty-two million five hundred thousand) shares Preferred Series A Convertible Super Voting 0.001 par value, 40,000,000 (Forty million) shares Preferred Series F Convertible 0.001 par value, and 37,500,000 (Thirty-seven million five hundred thousand) shares Preferred Series T Convertible 0.001 par value

A. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Corporation’s Board of Directors (the “Board of Directors”) hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Articles of Incorporation (“Protective Provisions”), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

B. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Subject to the rights of, and upon the completion of any distribution that may be required with respect to, any series of Preferred Stock that from time to time may come into existence, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

The Board of Directors is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

The governing board of the Corporation shall be styled as a “Board of Directors,” and any member of such Board of Directors shall be styled as a “Director.” The number of members constituting the first Board of Directors of the Corporation is one (1), and the name and address of such member is as follows:

Name	Address
Joseph Cellura	4041 East Sunset Boulevard, Henderson, Nevada 89014
Joseph Frontiere	4041 East Sunset Boulevard, Henderson, Nevada 89014
Michael Ghiselli	4041 East Sunset Boulevard, Henderson, Nevada 89014
Sara Reynolds	4041 East Sunset Boulevard, Henderson, Nevada 89014
Alexandra Aizenshtadt	4041 East Sunset Boulevard, Henderson, Nevada 89014
Chet Idziszek	4041 East Sunset Boulevard, Henderson, Nevada 89014

The number of directors of the Corporation may be fixed and increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote that are not filled by such stockholders, may be filled by the remaining directors, though less than a quorum. Notwithstanding the foregoing, whenever the holders of any one or more series of shares of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV(B) hereof.

ARTICLE VII

The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment, modification or repeal of this Article VII applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article VIII or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this Article VIII.

The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person’s official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation’s receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. No amendment, modification or repeal of this Article VIII applies to or has any effect on any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE IX

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized: (i) to make, adopt, amend, alter or repeal the Bylaws of the Corporation, except as and to the extent otherwise provided in such Bylaws; (ii) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as the Board of Directors deems expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers, and relative, participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the District Courts of the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Title 7 of the Nevada Revised Statutes or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such District Courts having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, having been duly authorized by the stockholders of the Company, has hereunto set her hand and executed these Articles of Incorporation effective as of this 30th, day of December, 2019.

/s/Sara Reynolds
Sara Reynolds, Secretary